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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the inclusion in this Form S-1 Registration Statement of:

  •
  Our report dated June 7, 2011, relating to our audit of the consolidated balance sheet of Bonanza Creek Energy, Inc. as of December 31, 2010.

  •
  Our report dated June 7, 2011, relating to the consolidated statements of operations, cash flows and members deficit of Bonanza Creek Energy Company, LLC for the period January 1, 2010 to December 23, 2010 and for the years ended December 31, 2009 and 2008.

  •
  Our report dated June 7, 2011 relating to the statements of income and retained earnings and cash flows of Holmes Eastern Company, LLC for the period January 1, 2010 to December 23, 2010 and for the period from Inception (May 1, 2009) to December 31, 2009.

        We also consent to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

HEIN & ASSOCIATES LLP

Denver, Colorado
June 7, 2011

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm